UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material under §240.14a-12

SPS COMMERCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    SPS COMMERCE, INC

333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

(612) 435-9400

April 4, 2022

Dear Stockholders:

You are cordially invited to join us for our 2022 annual meeting of stockholders, which will be held on Tuesday, May 17, 2022, at 8:00 a.m., Central Time. The meeting will be virtual and can be accessed by visiting the following website and entering your control number: www.virtualshareholdermeeting.com/SPSC2022. Stockholders will have the same opportunities to participate in the meeting as you would at an in-person meeting, including having the opportunity to vote and to submit a question during the meeting using the directions on the meeting website. You will not be able to attend the annual meeting physically in person.

The notice of annual meeting of stockholders and the proxy statement that follow describe the business to be conducted at the meeting. Whether or not you plan to attend the virtual meeting, your vote is important and we encourage you to submit your proxy to vote your shares promptly. You may vote your shares by proxy by using a toll-free telephone number, the internet, or mail, free of charge. Instructions regarding these three methods of voting are contained in the proxy materials.

We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2021 Annual Report on Form 10-K (the “Annual Report”). The Notice contains instructions on how to access those documents and to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need more promptly, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

We look forward to having you attend the annual meeting.

Sincerely,

Archie Black
Chief Executive Officer

    SPS COMMERCE, INC

SPS Commerce, Inc.

333 South Seventh Street

Minneapolis, Minnesota 55402

Notice of 2022 Annual Meeting of Stockholders

Time and Date 8:00 a.m., Central Time Tuesday, May 17, 2022	Access The meeting is virtual only. Join us via: www.virtualshareholdermeeting.com/SPSC2022

Items of Business
1.	Election of the seven directors identified in the Proxy Statement, each for a one-year term.
2.	Ratification of the selection of KPMG LLP as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2022.
3.	An advisory vote to approve the compensation of our named executive officers as disclosed in the attached proxy statement.
4.	Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

Record Date – You may vote at the meeting if you were a stockholder of record at the close of business on March 21, 2022.

Voting by Proxy – Whether or not you plan to attend the annual meeting virtually, please vote your shares by proxy to ensure they are represented at the meeting. To submit your proxy vote, you may follow the instructions for voting via the internet as described in the Notice of Internet Availability of Proxy Materials and the proxy card. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided, or you may vote via telephone as described in the proxy card. Our vote tabulator is Broadridge Financial Solutions, Inc., and no postage is required if the request for a paper copy of the proxy materials is mailed in the United States.

By Order of the Board of Directors,

Archie Black
Chief Executive Officer

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 17, 2022:

The Notice of Annual Meeting, 2022 Proxy Statement, and 2021 Annual Report are available at www.proxyvote.com.

    SPS COMMERCE, INC

How to Vote

Whether or not you plan to attend the meeting virtually, please provide your proxy by either using the internet or telephone as further explained in this proxy statement or filling in, signing, dating, and promptly mailing a proxy card.

All references to the “Plan” are in reference to the SPS Commerce, Inc. 401(k) Retirement Savings Plan.

BY TELEPHONE

•	You will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions.
•

Call the toll-free number on your proxy card, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (“ET”) on May 16, 2022 for shares held directly, and through 11:59 p.m. ET on May 13, 2022 for shares held in the Plan.

•	Please have your proxy card available and follow the additional steps when prompted.

BY INTERNET

•

Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. ET on May 16, 2022 for shares held directly, and through 11:59 p.m. ET on May 13, 2022 for shares held in the Plan.

•	Please have your Notice or proxy card available and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

BY MAIL

•	If you received a Notice, first request a paper copy of the proxy materials as directed in the Notice on or before May 3, 2022 to facilitate timely delivery.
•	Mark, sign, and date your proxy card.
•	Return it in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. You will receive a Notice Regarding the Availability of Proxy Materials that will tell you how to access our proxy materials on the internet and vote your shares over the internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

    SPS COMMERCE, INC

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Risks and uncertainties that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021, as may be updated in our subsequent Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in this proxy statement and in our other filings with the SEC that advise interested parties of the risks and factors that may affect our business.

    SPS COMMERCE, INC

Unless the context otherwise requires, the words “we,” “us,” “our,” the “Company,” “SPS,” and “SPS Commerce” refer to SPS Commerce, Inc.

SPS COMMERCE, INC.	1	Proxy Statement for the 2022 Annual Meeting of Stockholders

proxy summary

This summary highlights our business overview, financial results and information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement. This proxy statement and our Annual Report for the year ended December 31, 2021 are first being mailed to our stockholders on or about April 4, 2022. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Business Overview

We are a leading provider of cloud-based supply chain management services across our global retail network. Our products make it easier for retailers, suppliers, grocers, distributors, and logistics firms to orchestrate the management of item data, order fulfillment, inventory control, and sales analytics across omnichannel retail channels. SPS Commerce delivers our products using a full-service model whereby our internal experts monitor, update, and boost network performance on our customers’ behalf.

The services offered by SPS Commerce eliminate the need for on-premise software and support staff by taking on that capability on the customer’s behalf. The services SPS Commerce provides enable our customers to increase their supply cycle agility, optimize their inventory levels and sell-through, reduce operational costs and gain increased visibility into customer orders, ensuring that suppliers, grocers, distributors, and logistics firms can satisfy exacting retailer requirements.

Financial Results

2021 marked another year of strong execution and profitable growth for SPS Commerce, as retail dynamics continue to emphasize the need for fulfillment automation and supply chain efficiency. Once again, we achieved growth in recurring revenue, recurring revenue customers and wallet share while delivering strong revenue and Adjusted EBITDA increases. In 2021, we also achieved two major milestones, our first $100 million revenue quarter and the generation of over $100 million in Adjusted EBITDA for the year. Additional information regarding our performance is as follows.

•	Our revenues grew 23% from 2020, to $385.3 million for 2021. Recurring revenue grew 20% from 2020.
•	We had sequential revenue growth for all four quarters of 2021 and now have 84 consecutive quarters of sequential revenue growth.
•	Our wallet share (average recurring revenue per recurring revenue customer) increased 9% from 2020, and the number of recurring revenue customers grew 13% from December 31, 2020 to December 31, 2021.
•

We delivered Adjusted EBITDA of $107.0 million, compared to $87.0 million in 2020, and non-GAAP income per diluted share of $1.82 compared to $1.53 in 2020. Adjusted EBITDA margin was 28% in 2021, consistent with 2020.[1]

•	Our largest acquisition to date (Data Masons, December 2020) was successfully integrated into our business and we executed an additional strategic acquisition (Genius Central, November 2021).
•	We repurchased $20.4 million of our common shares in 2021.

1 Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per diluted share are non-GAAP financial measures. Refer to Appendix A in this proxy statement for a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures.

SPS COMMERCE, INC.	2	Proxy Statement for the 2022 Annual Meeting of Stockholders

Voting Matters and Voting Recommendations

The following proposals are included in this proxy statement and are scheduled to be voted on at the meeting. Our board of directors recommends that you vote your shares as indicated below.

PROPOSALS:		THE BOARD OF DIRECTOR’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:
1.	Election of the seven directors identified in this Proxy Statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills and qualifications to our board of directors and can represent the interests of all stockholders.	Page 9
2.	Ratification of the selection of KPMG LLP (“KPMG“) as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2022.	“FOR”	Based on its assessment of the qualifications and performance of KPMG, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain KPMG.	Page 41
3.	An advisory vote to approve the compensation of our named executive officers.	“FOR”

Our executive compensation program is designed to attract and retain talented and highly experienced executives and to motivate our executives to achieve the goals that are important to the Company’s growth and stockholder value.

Other than the proposals described in this proxy statement, the board is not aware of any other matters to be presented for a vote at the annual meeting. If you grant a proxy by telephone, internet, or by signing and returning your proxy card, any of the persons appointed by the board as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the board of directors.

SPS COMMERCE, INC.	3	Proxy Statement for the 2022 Annual Meeting of Stockholders

Questions and Answers about the Annual meeting and Voting

The board of directors of SPS Commerce, Inc. is soliciting proxies for use at the annual meeting of stockholders to be held on May 17, 2022, and at any adjournment or postponement of the meeting.

Purpose of the Annual Meeting

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, and management will report on matters of current interest to our stockholders and respond to questions from our stockholders. The matters outlined in the notice include the following:

1.	Election of directors;
2.	Ratification of the selection of our independent auditor for 2022; and
3.	An advisory vote to approve the compensation of our named executive officers.

Annual Meeting Voting Rights and Attendance

Who is entitled to vote at the meeting?

The board of directors has set March 21, 2022 as the record date for the annual meeting. If you were a stockholder of record at the close of business on March 21, 2022, you are entitled to vote at the meeting. As of the record date, 36,134,861 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 36,134,861 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present (virtually) and vote at the meeting; or
•	you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

How can I attend the meeting?

All of our stockholders are invited to attend the annual meeting virtually. The meeting is not being held in person due to public health and travel impacts of the coronavirus (COVID-19) pandemic. In addition, we believe

SPS COMMERCE, INC.	4	Proxy Statement for the 2022 Annual Meeting of Stockholders

that hosting the meeting online enables increased attendance and participation from locations around the world. The meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

What do I need to attend the meeting?

We will be hosting our meeting via live webcast. Stockholders can attend the meeting online at: www.virtualshareholdermeeting.com/SPSC2022. The webcast will begin at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. In order to participate in the meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. A replay of the meeting will be publicly available on the Investor Relations page of our website for at least 30 days after the meeting.

How can I submit a question at the meeting?

If you would like to submit a question at the meeting, you may type your question into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions). In order to allow us to answer questions from as many stockholders as possible, we limit each stockholder to one question. Questions and answers may be grouped by topic and substantially similar questions may be answered at once. If we do not have time to answer all the appropriate questions that have been submitted, we expect to post any additional questions and our answers on the Investor Relations page of our website promptly following the meeting and retain them for 30 days after the meeting.

What if I have technical difficulties or trouble accessing the meeting?

If you encounter any technical difficulties with accessing the virtual meeting, please call the technical support number that will be posted on the meeting website log-in page.

Information about the Notice and Proxy Materials

What is a proxy?

A proxy is a designation for another person to vote stock you own; that other person is called a proxy. If you designate someone as your proxy in a written document, that document is called a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Archie Black and Kimberly Nelson, have been designated as proxies for our 2022 annual meeting of stockholders.

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?

As permitted by SEC rules, we have elected to provide access to our proxy materials over the internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice of Availability contains instructions on how to request a printed set of proxy materials, which we will provide to stockholders upon request at no cost to the requesting stockholder within three business days after receiving the request. If you would like to request a printed set of proxy materials, please make your request on or before May 3, 2022 to facilitate timely delivery.

How do I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

•	over the internet using www.proxyvote.com,
•	over the telephone by calling a toll-free number; or
SPS COMMERCE, INC.	5	Proxy Statement for the 2022 Annual Meeting of Stockholders

•	signing, dating, and mailing the proxy card in the envelope provided.

To vote by telephone or the internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust, or other nominee, which is similar to the voting procedures for stockholders of record. If you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Material, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust, or other nominee how to vote your shares.

What does it mean if I receive more than one printed set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”

Who pays for the cost of proxy preparation and solicitation?

SPS pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies by mail. In addition, our directors, officers, and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

Voting

How do I vote?

See the “How to Vote” section earlier in this document for instructions on the different options on how to vote.

How does the board of directors recommend that I vote?

The board of directors recommends a vote:

•	FOR the election of each of the nominees for director;
•	FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2022; and
•	FOR advisory approval of the compensation of our named executive officers.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

•	FOR the election of each of the nominees for director;
•	FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2022; and
•	FOR advisory approval of the compensation of our named executive officers.
SPS COMMERCE, INC.	6	Proxy Statement for the 2022 Annual Meeting of Stockholders

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust, or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2022, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2022, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by submitting a later-dated proxy by telephone or the internet before 11:59 p.m. ET on May 16, 2022 for shares held directly and before 11:59 p.m. ET on May 13, 2022 for shares held in a Plan;
•	by submitting a later-dated proxy to the Chief Financial Officer of SPS, which must be received by us before the time of the annual meeting;
•	by sending a written notice of revocation to the Chief Financial Officer of SPS, which must be received by us before the time of the annual meeting; or
•	by voting at the virtual meeting.

Can I vote my shares at the meeting?

If you are a stockholder of record or beneficial owner of common stock as of the close of business on the record date, you may vote your shares during the virtual meeting by using the 16-digit control number on your Notice, your proxy card, or your voting instruction form, as applicable, on www.virtualshareholdermeeting.com/SPSC2022. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote at the annual meeting, the vote you submit at the meeting will override your proxy vote.

What vote is required to approve each item of business included in the notice of meeting?

A director nominee will be elected if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee. Any incumbent director who does not receive a greater number of votes “FOR” than “AGAINST” his or her reelection in an uncontested election shall tender his or her resignation to the board of directors, subject to acceptance by the board of directors. The board of directors will determine whether to accept or reject the offer to resign within 90 days of certification of the stockholder vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present at the meeting or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

For the advisory vote to approve the executive compensation of our named executive officers, there is no minimum approval necessary for the proposal since it is an advisory vote; however, the board of directors will consider the results of the advisory vote when considering future decisions related to such proposals.

SPS COMMERCE, INC.	7	Proxy Statement for the 2022 Annual Meeting of Stockholders

How are votes counted?

You may vote “FOR,” “AGAINST” OR “ABSTAIN” for each director nominee and on the other proposals. If you properly submit your proxy but abstain from voting for a director nominee or on these other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of KPMG as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. Abstentions and broker non-votes will have no effect on the advisory vote to approve the compensation of our named executive officers.

SPS COMMERCE, INC.	8	Proxy Statement for the 2022 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

The board of directors currently consists of seven directors and the board has set the number of directors that will constitute the board as of the annual meeting at seven. Our Amended and Restated Bylaws provide that each member of our board is elected annually by a majority of votes cast if the election is uncontested. All of our directors were elected by our stockholders at our 2021 annual meeting of stockholders.

The following are directors who currently serve on our board of directors and those directors nominated for election.

Name	Age(1)	Position	Director Since	Independent	Nominated for Election(2)
Archie Black	60	Chief Executive Officer	2001	No	Yes
James Ramsey	49	Director	2014	Yes	Yes
Marty Reaume	56	Director	2018	Yes	Yes
Tami Reller	57	Chair of the Board(3)	2016	Yes	Yes
Philip Soran	65	Director(3)	2010	Yes	Yes
Anne Sempowski Ward	50	Director	2020	Yes	Yes
Sven Wehrwein	71	Director	2008	Yes	Yes
(1)	Age as of April 4, 2022
(2)	Nominated for election at the 2022 annual meeting for continued service on the board upon the recommendation of the Governance & Nominating Committee
(3)	Assuming he is re-elected for continued service on the board, effective at the annual meeting, Philip Soran will replace Tami Reller as the chair of the board

All nominated board members have agreed to serve as directors if elected. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our board of directors. The director nominees, if reelected, will serve until our 2023 annual meeting of stockholders or until their successors are elected and qualified.

The board of directors recommends a vote FOR the election of each of the director nominees. Proxies will be voted FOR the election of each of the nominees unless otherwise specified.

Set forth below is biographical information for each of the current and nominated directors. The following includes certain information regarding our directors’ individual experience, qualifications, attributes, and skills that led the board of directors to conclude that they should serve as directors.

SPS COMMERCE, INC.	9	Proxy Statement for the 2022 Annual Meeting of Stockholders

Director Skills, Experience and Diversity

The Board strives for well-qualified directors, with the diversity, experience and background to be effective and to provide strong oversight and thought leadership to management and exercise oversight responsibilities on behalf of SPS shareholders. Each director brings experience and skills that complement those of the other directors. The Board believes that all the directors nominated for election are highly qualified, and have the attributes, skills and experience required for service on the board of directors.

Core skills, experiences, and statistics for each of our current directors are included in the summary graphics below. The lack of a skill or experience noted below does not mean the director does not possess that qualification but rather a noted skill or experience indicates a specific area of focus or expertise on which the Board relies most heavily.

Financial Literacy Experience in overseeing and understanding financial statements, capital structure, and internal controls
SaaS Experience in the Software-as-a-Service (SaaS) business model
Technology Experience in managing and developing technology, including cybersecurity
Retail Market Experience in our primary customer market, retailers

Senior Leadership / Corporate Governance

Experience in senior leadership or the direct management of corporate governance to assist in our organizational and operating structures, including risk management

Talent Management / Human Resources Experience in the direct management of retaining and compensating people
Sales / Customer Engagement Experience in the direct management of the sales or customer success organizational functions
Mergers & Acquisitions Experience in the various phases of M&A work including target identification, due diligence, agreement negotiation and review, and integration
International Operations Experience in the complex landscape of existing and growth into multi-national operations

The following charts provide self-identified information about our director nominees’ personal characteristics, including race/ethnicity, gender, and age, as well as tenure and independence, to illustrate the diversity of perspectives of our director nominees. More detailed information is provided in each director nominee’s biography beginning on the following page.

Average Age	58	Average Tenure*	7.7 years

*excludes non-independent director

SPS COMMERCE, INC.	10	Proxy Statement for the 2022 Annual Meeting of Stockholders

Nominees for Directors

Archie Black Director since 2001 Chief Executive Officer, SPS Commerce, Inc.

Professional Highlights	Skills and Experiences

o     SPS Commerce, Inc., Chief Executive Officer, 2001 – present, President, 2001 – 2022, Senior Vice President and Chief Financial Officer, 1998 – 2001

o     Director, Proto Labs, Inc.

Publicly traded internet-enabled manufacturer of custom parts; Chairman since 2020

o     Investment Advisors, Inc., Senior Vice President and Chief Financial Officer, 1987 – 1998

International asset management firm

o     Price Waterhouse, Auditor, 1984 – 1987

International audit, tax, and consulting firm

o     Director on the Minnesota Business Partnership

Group of over 100 senior executives of Minnesota’s largest employers that works on a range of Minnesota based policy issues

•     Financial Literacy

•     SaaS

•     Technology

•     Retail Market

•     Senior Leadership / Corporate Governance

•     Talent Management / Human Resources

•     Sales / Customer Engagement

•     Mergers & Acquisitions

•     International Operations

Primary Nominee Qualifications	Extensive management, financial, and operational experience as well as his experience with our Company.

James Ramsey Director since 2014

Professional Highlights	Skills and Experiences

o     Director

▪    Informed IQ, a banking technology company

▪    Wisdom Labs, a workplace wellbeing technology company

▪    Ambra Health (formerly DicomGrid), a medical data and image management cloud software company

o     Vlocity Inc., Director, 2014 – 2020

Co-founder of the industry-specific cloud CRM application provider

o     NetSuite Inc., 2003 – 2013, Executive Vice President of Worldwide Sales and Distribution

Publicly traded provider of cloud-based business management software

o     Oracle Corporation, Various sales management roles, 1995 – 2003

Publicly traded software and technology provider

o     Flipgrid, Inc., Director, 2014 - 2019

Education technology software company

• SaaS • Senior Leadership / Corporate Governance • Talent Management / Human Resources • Sales / Customer Engagement • Mergers & Acquisitions • International Operations

Primary Nominee Qualifications	Experience in software sales and in rapidly scaling sales organizations.

SPS COMMERCE, INC.	11	Proxy Statement for the 2022 Annual Meeting of Stockholders

Nominees for Directors

Marty Reaume Director since 2018

Professional Highlights	Skills and Experiences

o    SemperVirens Venture Capital, HR Venture Advisor, 2020 – present

Early stage venture capital fund

o    Director

▪ Wisdom Labs, a workplace wellbeing technology company

▪ Ambra Health (formerly DicomGrid), a medical data and image management cloud software company

o    Twilio Inc., Chief People Officer, 2017 – 2019

Publicly traded developer and provider of a communication cloud-based platform

o    Fitbit, Inc., Chief People Officer, 2015 – 2017

Publicly traded health solution technology provider

o    NetSuite, Inc., Chief People Officer, 2009 – 2014; Head of Human Resources, 2006 – 2009

Publicly traded provider of cloud-based business management software

• SaaS • Senior Leadership / Corporate Governance • Talent Management / Human Resources • Mergers & Acquisitions • International Operations

Primary Nominee Qualifications	Strong human resources, talent acquisition and talent development expertise.

Tami Reller Director since 2016 Chair of the board since 2018*

Professional Highlights	Skills and Experiences

o   Duly Health and Care, President, 2021 – present

Multi-specialty health care group

o    Director

▪    Avalara, a publicly traded automated tax compliance software company

o    UnitedHealth Group, Executive Vice President and Chief Marketing and Experience Officer, 2017 – 2021

Publicly traded health benefits and service platform

o    Optum, Chief Growth Officer, Chief Financial Officer, 2016 – 2017; Chief Marketing Officer, 2014 – 2016

Part of UnitedHealth Group, pharmacy benefit manager

o    Microsoft Corporation, 2001 – 2014, several executive roles including Executive Vice President of Marketing, Divisional Chief Financial Officer and Divisional Chief Marketing Officer

Publicly traded software and technology company

o    Great Plains Software, Chief Financial Officer, 1999 – 2001

Publicly traded accounting and ERP software provider

• Financial Literacy • Technology • Senior Leadership / Corporate Governance • Mergers & Acquisitions • International Operations

Primary Nominee Qualifications	Extensive experience managing software companies, financial understanding and auditing review, and general business knowledge.

* Assuming Philip Soran is re-elected for continued service on the board, effective at the annual meeting, Philip Soran will replace Tami Reller as the chair of the board

SPS COMMERCE, INC.	12	Proxy Statement for the 2022 Annual Meeting of Stockholders

Nominees for Directors

Philip Soran Director since 2010 Former chair of the board, 2014 – 2017*

Professional Highlights	Skills and Experiences

o    Director

▪   Piper Sandler Companies, a publicly traded investment bank and asset management firm; Lead director since 2018

▪   Foodsby, a food delivery service

▪   Spineology Inc., a medical technology company

o    Flipgrid, Inc., Executive Chairman, 2015 – 2018

Co-founded education technology software company

o    Compellent Technologies, Inc., President/Chief Executive Officer, Director, 2002 – 2012

Co-founded publicly traded software company

o    Xiotech, President/Chief Executive Officer, 1995 – 2001

Co-founded network storage business

o    Claros Technologies, Inc., Director, 2020 – 2021

Advanced materials and environmental company

• Financial Literacy • SaaS • Technology • Senior Leadership / Corporate Governance • Talent Management / Human Resources • Sales / Customer Engagement • Mergers & Acquisitions

Primary Nominee Qualifications

Experience as a chief executive officer of a publicly traded company, service on a variety of public and private technology-related company boards, and experience in founding and building technology companies as well as corporate vision and operational knowledge.

* Assuming Philip Soran is re-elected for continued service on the board, effective at the annual meeting, Philip Soran will replace Tami Reller as the chair of the board

Anne Sempowski Ward Director since 2020

Professional Highlights	Skills and Experiences

o     CURiO Brands, Chief Executive Officer and Chair, 2012 – present

Consumer goods provider

o     Director

▪   Vanda Pharmaceuticals, publicly traded biopharma company

o     The FORWARD Group, Chief Executive Officer, 2010 – 2012

Co-founded business consulting group

o     Johnson Publishing Company, President & Chief Operating Officer, 2007 – 2010

Media and beauty company

o     The Coca-Cola Company, Assistant Vice President, 2006 – 2007

Publicly traded multinational consumer goods provider

o     Procter & Gamble, Associate Marking Director, 1994 – 2006

Publicly traded multinational consumer goods provider

o     Spectrum Brands, Director, 2021

Publicly traded consumer goods provider

• Financial Literacy • Retail Market • Senior Leadership / Corporate Governance • Talent Management / Human Resources • Sales / Customer Engagement • Mergers & Acquisitions

Primary Nominee Qualifications

Experience as a chief executive officer and brand builder in the high-growth consumer and retail environment, executive experience with consumer goods companies and extensive marketing, brand management, and operational leadership for companies across multiple sectors.

SPS COMMERCE, INC.	13	Proxy Statement for the 2022 Annual Meeting of Stockholders

Nominees for Directors

Sven Wehrwein Director since 2008

Professional Highlights	Skills and Experiences

o     Independent financial consultant to emerging companies, 1999 – present

o     Over 35 years in accounting and finance roles as a certified public accountant (inactive), investment banker to emerging growth companies, chief financial officer, and audit committee chair

o     Director

▪   Atricure, Inc., publicly traded medical device company

▪   Proto Labs, Inc., publicly traded internet-enabled manufacturer of custom parts

o     Served as a director of the following publicly traded companies:

▪   Cogentix Medical, Inc., 2006 – 2016

▪   Compellent Technologies, Inc., 2007 – 2011

▪   Image Sensing Systems, Inc., 2006 – 2012

▪   Synovis Life Technologies, Inc., 2004 – 2012

▪   Vital Images, Inc., 1997 – 2011

• Financial Literacy • SaaS • Technology • Senior Leadership / Corporate Governance • Mergers & Acquisitions

Primary Nominee Qualifications	Capabilities in financial understanding, strategic planning, and auditing expertise, given his experiences in investment banking and in financial leadership positions.

SPS COMMERCE, INC.	14	Proxy Statement for the 2022 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The board of directors conducts its business through meetings of the board established standing committees. Each of the standing committees has adopted and operates under a written charter, all of which are available within our corporate governance section of our investor relations portion of our website at www.spscommerce.com. We have adopted a code of business conduct and ethics relating to the conduct of our business by our directors, officers, and employees, that can also be found in the same section on our website. Additionally, our Corporate Governance Guidelines are also available in the same section on our website.

Board Leadership Structure

Archie Black serves as our Chief Executive Officer and our chair of the board is a non-employee independent director. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chair of the board to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our board chair. Our Corporate Governance Guidelines require our board chair and Chief Executive Officer positions to be separate because the board of directors believes that having separate positions and having an independent director serve as chair of the board is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Our current chair of the board is Tami Reller, who has served in that position since 2018. Effective at the annual meeting, assuming he is re-elected as a director, Philip Soran will replace Ms. Reller as our chair of the board. Mr. Soran previously served as our chair of the board from 2014 to 2017.

Board Committees

The board of directors has established an Audit Committee, a Compensation & Talent Committee, a Governance & Nominating Committee and a Finance & Strategy Committee. The following sets forth the membership of each of our committees as of March 21, 2022.

DIRECTOR	COMMITTEES
Audit	Compensation & Talent	Governance & Nominating	Finance & Strategy
Archie Black			(1)
James Ramsey
Marty Reaume
Tami Reller
Philip Soran
Anne Sempowski Ward
Sven Wehrwein
Chair Member

(1)

Mr. Black is an ex-officio member of the Finance & Strategy Committee. As an ex-officio member, Mr. Black has a standing invitation to attend each committee meeting but does not count for quorum purposes or vote on committee matters.

SPS COMMERCE, INC.	15	Proxy Statement for the 2022 Annual Meeting of Stockholders

The primary responsibilities of each board committee are discussed in turn below.

Audit Committee

Among other matters, our Audit Committee:

•

assesses management's processes for ensuring the quality and integrity of the Company's financial statements through oversight of the accounting and financial reporting process and audits of the financial statements;

•	evaluates the qualifications, performance and independence of our independent auditor and reviews and approves both audit and non-audit services to be provided by the independent auditor;
•

discusses with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

•	oversees our legal and regulatory compliance process;
•

establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	oversees our investment and cash management policies; and
•	prepares the Audit Committee report that SEC rules require to be included in our annual proxy statement.

Each of the members of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Global Market. Our board of directors has determined that Mr. Wehrwein is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each member of our Audit Committee satisfies the Nasdaq Global Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

Compensation & Talent Committee

Among other matters, our Compensation & Talent Committee:

•	reviews and approves, on an annual basis, the goals, and objectives relevant to our executive officer’s compensation;
•

assess and approves our Chief Executive Officer and other executive officers’ annual compensation, including salary, bonus, incentive and equity-based compensation, based on a review of executive officer performance evaluations, a review of peer company compensation programs, and external consultations;

•	administers the issuance of awards under our 2010 Equity Incentive Plan;
•	periodically reviews the compensation paid to our non-employee directors and recommends any adjustments in director compensation to our board of directors; and
•

reviews and provides guidance to management with respect to our human capital management policies, programs and strategies, including but not limited to those regarding talent recruitment, development and retention, health and safety, organizational culture, diversity, equity and inclusion, and compensation and benefits.

Governance & Nominating Committee

Among other matters, our Governance & Nominating Committee:

•	identifies individuals qualified to become members of the board of directors;
•	recommends individuals to the board for nomination as members of the board and board committees;
•	oversees the evaluation of our board of directors;
•	reviews and recommends any modifications to our Corporate Governance Guidelines;
SPS COMMERCE, INC.	16	Proxy Statement for the 2022 Annual Meeting of Stockholders

•	recommends to the board succession plans for our Chief Executive Officer and other critical, senior management positions; and
•

discusses with management the Company’s objectives, policies, and efforts related to corporate responsibility matters (including sustainability, environmental, corporate citizenship, social, political, and public policy matters).

Finance & Strategy Committee

Our Finance & Strategy Committee assists the board of directors in matters involving certain finance and strategic matters, including, but not limited to, reviewing and monitoring the management of capital, reviewing dividend and share repurchase policies and practices, and reviewing proposed merger, recapitalization, financing and other similar transactions.

Meeting Attendance

Our Corporate Governance Guidelines provide that our directors are expected to attend meetings of the board of directors and of the committees on which they serve, as well as our annual meeting of stockholders. Our board of directors held the following meetings during 2021.

Committee	Meetings (#)
Audit	6
Compensation & Talent	6
Governance & Nominating	5
Finance & Strategy	2
Full Board of Directors	5

Each of our directors attended at least 75% of the meetings of the board of directors and the committees on which they served during 2021, and each of our directors attended our 2021 annual meeting.

Board Involvement in Risk Oversight

Our management is responsible for identifying the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board of directors’ responsibility is to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for identifying or managing our various risks. The Audit Committee is primarily responsible for monitoring management’s responsibility in the area of financial risk oversight and the board of directors is primarily responsible for monitoring management’s responsibility in our other areas of risk management. Accordingly, management regularly reported to the Audit Committee and the board of directors on risk management during 2021. The Audit Committee, in turn, reports on the matters discussed at the committee level to the full board. The Audit Committee and the full board focus on the material risks facing us, including financial, operational, market, geographic, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation & Talent Committee is charged with overseeing risks associated with our variable compensation policies and practices and annually reviews whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on SPS. The board of directors believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Procedures for Contacting the Company, including the Board of Directors

Throughout this proxy statement, we identify reasons stockholders may need or wish to contact the Company.  All of those communications should be directed to the title of the person indicated at the address below.

Stockholders who wish to communicate with the board of directors may do so by writing to the board or a particular director in care of the Secretary of the Company. Communications should be delivered to the address below, with attention to “Secretary”.

SPS COMMERCE, INC.	17	Proxy Statement for the 2022 Annual Meeting of Stockholders

SPS Commerce, Inc.

333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

All communications addressed to the board will initially be received and processed by the Secretary of the Company, who will then refer the communication to the appropriate board member (either the director named in the communication, the chairperson of the board committee having authority over the matter raised in the communication, or the chairperson of the board in all other cases). The director to whom a communication is referred will determine, in consultation with our counsel, whether a copy or summary of the communication will be provided to the other directors. The board of directors will respond to communications if and as appropriate.

Director Independence

As required under the Nasdaq Global Market rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The board of directors consults with our counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Global Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our Company, our management, and our independent registered public accounting firm, the board of directors has affirmatively determined that all of our Company’s directors are independent directors within the meaning of the applicable listing standards of the Nasdaq Global Market, except for Mr. Black, our current Chief Executive Officer.

As required under the Nasdaq Global Market rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board to be independent within the meaning of the Nasdaq Global Market rules and regulations.

Hedging, Pledging and Other Restricted Transactions

Our directors, consistent with all of our employees and executives, are prohibited from engaging in the following transactions with respect to our securities:

•	Purchasing our securities on margin, or otherwise pledging our securities;
•	Short sales of our securities (selling securities not owned at the time of sale);
•	Buying or selling put or call options or other derivative securities based on our securities;
•

Purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; and

•	Engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.

Procedures for Selecting and Nominating Director Candidates

Stockholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in Article II, Section 2.4(a)(2) of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day (February 16, 2023), nor earlier than the 120th day (January 17, 2023), prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of

SPS COMMERCE, INC.	18	Proxy Statement for the 2022 Annual Meeting of Stockholders

directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Your notice also must set forth the following information for you and any beneficial owner on whose behalf you make a nomination:

(i)	the name and address of the stockholder, as they appear on our books;
(ii)

the class and number of shares of our capital stock which are owned beneficially and of record, as well as a description of all securities or contracts, with a value derived in whole or in part from the value of any shares of our capital stock, held by you and such beneficial owner or to which either is a party;

(iii)	a description of all arrangements or understandings between you and any such beneficial owner and any other person or persons (including their names) regarding the nomination;
(iv)	a representation that you intend to appear at the meeting, or by proxy thereto, to nominate the persons named in your notice; and
(v)

a description of any other information relating to you and any such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934.

As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Governance & Nominating Committee takes into account many factors. The board of directors selects and recommends to stockholders qualified individuals who, if added to the board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for us. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. These considerations are made in the context of an assessment of the perceived needs of the board of directors at the particular point in time. We do not have a formal policy with respect to diversity, however, the board of directors seeks to have a board that represents diversity as to gender, race, ethnicity, and background experiences. We are committed to inclusiveness and as such, when searching for director nominees, the Governance & Nominating Committee endeavors to include highly qualified diverse candidates (including gender, race, and ethnicity) in the pool from which nominees are chosen. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the board for an extended period of time.

The Governance & Nominating Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to the Company at the address listed above, to the attention of our Chief Financial Officer, stating in detail the characteristics that make the candidate a suitable person to serve on our board of directors in light of our Corporate Governance Guidelines.

Board Diversity

As of April 4, 2022, the diversity of our board was as follows:

Board Diversity Matrix
Total number of directors	7

Part I: Gender Identity	Female	Male
Directors	3	4

Part II: Demographic Background
African American or Black	1	-
White	2	4
SPS COMMERCE, INC.	19	Proxy Statement for the 2022 Annual Meeting of Stockholders

Director Compensation

Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. Director compensation reflects our desire to attract, retain and use the expertise of highly qualified individuals serving on our board of directors. The Compensation & Talent Committee periodically reviews the compensation arrangements for our non-employee directors and makes recommendations to our board of directors. In October 2020, the Compensation & Talent Committee, with the advice of its independent, external compensation consultant, conducted a review of our director compensation program. This review analyzed the structure and the overall level and mix of compensation delivered by our director compensation program as compared to our peer group. Following this review, the Compensation & Talent Committee recommended, and the board approved, the components of our director compensation program as described below.

Equity Awards

For 2021, our director compensation program provided that each non-employee director receives a total grant of $175,000, compared to $170,000 in 2020. The compensation is split equally ($87,500) between stock options and the director’s election for restricted stock, deferred stock units or a combination thereof. The components are granted on the date of the annual meeting of stockholders, calculated as the grant date fair value of the option computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). All grants vest in four equal installments on the last day of each fiscal quarter with the first vesting date occurring on June 30, 2021, provided the recipient remains a member of the board as of each of the vesting dates. Stock options have an exercise price equal to the fair market value of our common stock on the date of grant. Deferred stock units must be retained until completion of the director’s service on the board, and upon completion of such service, convert into an equal number of shares of our common stock. A director may defer receipt of the shares for up to ten years after completion of service.

Additionally, each new non-employee director also receives an initial stock option grant to purchase up to $175,000 of shares of our common stock in connection with initial appointment to the board, to be granted following the release of earnings for the quarter in which appointment occurs.

Cash Compensation

Non-employee directors receive cash fees in addition to the equity awards described above. In 2021, each non-employee director was paid the following cash retainers for roles served:

Membership	Chairperson Annual Cash Fee ($)(1)	Non-Chair Member Annual Cash Fee ($)(1)
Board of Directors	61,000	31,000
Audit Committee	20,000	8,000
Compensation & Talent Committee	12,000	5,000
Finance & Strategy Committee	10,000	5,000
Governance & Nominating Committee	7,500	4,000
(1)	Directors receive pro-rata cash compensation for partial year membership(s)

We also reimbursed our non-employee directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

SPS COMMERCE, INC.	20	Proxy Statement for the 2022 Annual Meeting of Stockholders

The table below sets forth the compensation provided to our non-employee directors during 2021.

2021 Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)	($)(2)	($)(2)	($)
James Ramsey	43,500	87,422	87,479	218,401
Marty Reaume	47,000	87,422	87,479	221,901
Tami Reller	66,000	87,422	87,479	240,901
Philip Soran	52,084	87,422	87,479	226,985
Anne Sempowski Ward	38,400	87,422	257,456	383,278
Sven Wehrwein	55,616	87,422	87,479	230,517
Martin Leestma(3)	18,783	-	-	18,783

(1)

Mr. Black did not receive any separate compensation for his service as a director. His compensation for serving as our President and Chief Executive Officer is set forth under the “2021 Summary Compensation Table.”

(2)

Represents the grant date fair value of the stock and option awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of our equity awards for financial reporting purposes, refer to Note A and Note L to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 22, 2022.

(3)	Martin Leestma was a member of the board until the 2021 Annual Meeting of Stockholders in May 2021, upon which he resigned from the board.

Under our stock ownership guidelines, we require our non-employee directors to own shares of our common stock having a fair market value equal to five times the directors’ annual base cash retainer ($155,000 for 2021). Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the board of directors. Until a non-employee director has achieved compliance with the ownership guidelines, the director must retain 50% of the net shares acquired upon exercise, vesting or settlement of any equity award. Currently, vested in-the-money options and vested restricted stock units count toward the ownership level, but effective January 1, 2027, unexercised stock options will not count toward the ownership level. As of March 21, 2022, all of our non-employee directors had met the stock ownership requirement or had served as a director for less than five years since the ownership guidelines took effect.

As of December 31, 2021, the directors held shares of unvested restricted stock, options to purchase shares of our common stock, and vested options as follows:

		Options
	Unvested Restricted Stock	Total Outstanding	Number of Outstanding Options that Were Exercisable
Name	(#)	(#)	(#)
James Ramsey	234	37,048	36,333
Marty Reaume	234	29,520	28,805
Tami Reller	234	45,684	44,969
Philip Soran	234	32,542	31,827
Anne Sempowski Ward	234	8,093	4,035
Sven Wehrwein	234	11,128	10,413

SPS COMMERCE, INC.	21	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Named Executive Officers

Our named executive officers for 2021 were the following (unchanged from 2020), who constitute all of our executive officers:

Archie Black	Kimberly Nelson	James Frome

President and Chief Executive Officer(1)	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Operating Officer(1)
Executive since 1998	Executive since 2007	Executive since 2001
Age 59(2)	Age 54(2)	Age 57(2)

(1)	Effective January 2022, Mr. Frome was appointed our President and remains our Chief Operating Officer; Mr. Black remains our Chief Executive Officer.
(2)	Age as of December 31, 2021

Executive Summary

In 2021, the Compensation & Talent Committee took the following actions with respect to the compensation of our named executive officers:

•	increased base salary by an average of 3% in comparison to 2020;
•	increased the formula-based target incentive plan bonus opportunity by an average of 3% in comparison to 2020; and
•	approved equity award packages comprised of the following components:
o	performance stock unit awards (“PSUs”) that are earned and vest over a three-year period based on a comparison of our stock performance relative to that of the Russell 2000; and
o	restricted stock units (“RSUs”) that generally vest over a four-year period.

Each of the primary elements of our executive compensation program is discussed in more detail below. See the chart below for the proportion of fixed and at-risk components of named executive officer compensation during 2021, including a further breakout of what components made up at-risk compensation.

SPS COMMERCE, INC.	22	Proxy Statement for the 2022 Annual Meeting of Stockholders

Compensation Objectives and Process

Historically and in 2021, our Compensation & Talent Committee (referred to in this Compensation Discussion and Analysis section as the “Committee”) has determined all elements of compensation for our named executive officers. Generally, prior to making its compensation determinations, our Chief Executive Officer provides his review of our other named executive officers to the Committee. Our Committee engages Compensia, Inc. (“Compensia”), a national independent compensation consultant, to help evaluate our compensation philosophy and provide guidance in administering our compensation program. Our Committee has determined that Compensia is independent and the services provided by Compensia do not raise any conflict of interests.

We set the compensation of our executive officers, including our named executive officers, based on their ability to create sustainable long-term stockholder value in a cost-effective manner. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy, and performance. The primary objectives and priorities of our executive compensation program are the following:

•

Pay for Performance: Emphasize at-risk (variable) compensation that is tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

•

Stockholder Alignment: Link our executives’ incentive goals with the interests of our stockholders, provide equity-based forms of compensation and establish specific stock ownership guidelines for employees in key management positions throughout our Company;

•	Long-Term Success: Support and reward our executives for consistent performance over time and achievement of our long-term strategic goals; and
•	Attraction and Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and stockholders are aligned. We provide compensation to our named executive officers through a combination of base salary, incentive compensation, and equity awards (RSUs and PSUs under our 2010 Equity Incentive Plan). While our program emphasizes at-risk, performance, and equity-based compensation as compared to fixed compensation (base salary), we do not have specific policies governing the allocation of the target total direct compensation opportunity among its various components or overall amounts.

While we have identified particular compensation objectives that each element of executive compensation serves, our compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, we believe that as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.

Say-on-Pay

Our Committee considers the results of the stockholders’ advisory vote on the compensation of our named executive officers. At our 2021 Annual Meeting of Stockholders, our say-on-pay proposal received “FOR” votes that represented approximately 96.5% of the shares voted on this proposal. The Committee considered the results of the say-on-pay vote when evaluating our compensation practices and policies and when setting the compensation of our named executive officers for 2021 and decided not to make any significant changes to our executive compensation program. The Committee believes that the significant support for the prior year say-on-pay proposal demonstrates stockholders’ support of our compensation program, policies, and practices.

Policies and Practices

We maintained the following compensation policies and practices in 2021:

•	No Tax Gross-Up Provisions. Our named executive officers are not entitled to any tax gross-up treatment on any severance or change in control benefits.
•

Compensation Programs Create No Excessive Risk. Our compensation programs are reviewed regularly by our Committee, which has determined that our compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on our Company.

SPS COMMERCE, INC.	23	Proxy Statement for the 2022 Annual Meeting of Stockholders

•

Independent Compensation Consultant Engaged. Our Committee engaged an independent compensation consultant, Compensia, to assist the Committee with determining compensation for our named executive officers as well as provide the Committee with market data and guidance on best practices.

•

Hedging Transactions Prohibited. Our insider trading policy prohibits our employees, including executive officers, and directors from participating in the following with respect to our securities: purchasing on margin, pledging or hedging, short sales, buying or selling put or call options or other derivative securities, purchasing financial instruments that are designed to hedge or offset any decrease in market value or engage in limit orders or other pre-arranged transactions that execute automatically except for ‘same-day’ limit orders and approved 10b5-1 plans.

•

Compensation is Performance-Based. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based, to align the interest of our named executive officers and our stockholders.

•

Multi-Year Performance Periods for Equity Awards. The annual equity awards granted to our named executive officers vest or are earned over three to four year periods, consistent with market practice and our retention objectives.

•

Stock Ownership Guidelines. We maintain stock ownership guidelines which require our Chief Executive Officer to beneficially own shares of our common stock with a value equal to at least three times his base salary and our other executive officers to beneficially own shares of our common stock with a value equal to at least one times his or her base salary.

•	No Perquisites. We do not provide perquisites or other personal benefits to our named executive officers beyond what is provided to our other employees.
•

Clawback Policy. We require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to an executive when (i) the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements and the executive’s award, vesting, or payment of an award would have been smaller given the restated financial information or (ii) there is misconduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company and either the executive committed the misconduct directly or failed in his or her responsibility to manage or monitor the applicable conduct or controls.

Peer Group

Our Committee determines executive compensation, in part, by reference to the compensation information for the executives of a peer group of comparable companies. For purposes of 2021 compensation, our Committee reviewed an updated version of the formal compensation study and executive compensation market assessment prepared in 2020 by Compensia. The competitive market data used in the Compensia study was gathered from our compensation peer group, which consisted of the following US-based technology companies of similar size:

2U	Q2 Holdings
8x8	Qualys
Appian	Rapid7
Five9	SailPoint Technologies Holdings
HealthStream	Talend S.A.
LivePerson	Upland Software
Model N	Varonis Systems
Paylocity Holdings	Workiva
PROS Holdings	Zuora

In comparison to the prior year peers, we replaced four companies. We removed Benefitfocus since that company has a market capitalization value significantly below our comparison range. We also removed Carbonite, Instructure, and Monotype Holdings, because they had been acquired and are no longer publicly traded. We added Sailpoint Technologies, Talend S.A, Upland Software, and Zuora because they met our selection criteria, including being software companies with trailing four quarter revenue between 50% and 200% of our trailing four quarter

SPS COMMERCE, INC.	24	Proxy Statement for the 2022 Annual Meeting of Stockholders

revenue and with a market capitalization range of between 30% and 300% of our market capitalization at the time of review.

Data from the compensation peer group is valuable to the Committee because it provides insight into competitive pay practices for each of the elements of total compensation as well as confirms the reasonableness of its compensation decisions.

Factors Considered in Compensation Deliberations

The Committee does not use a single method or measure in setting or approving the target total direct compensation opportunities for each individual compensation element for our named executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which the Committee considers when selecting and setting the amount of each compensation element for our named executive officers provide a framework for its compensation decision-making:

•	our executive compensation program objectives;
•	our performance against the financial and operational goals and objectives established by the Committee and our board of directors;
•	each named executive officer’s qualifications, knowledge, skills, experience, and tenure relative to other similarly-situated executives at the companies in our compensation peer group;
•	the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•

the prior performance of each named executive officer, based on an assessment of their contributions to our overall performance and ability to lead their business unit or function and work as part of a team;

•	the potential of each named executive officer to contribute to our long-term financial, operational, and strategic objectives;
•	the Chief Executive Officer’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•	our financial performance relative to our peers;
•

the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;

•

in the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and

•	the recommendations provided by our Chief Executive Officer regarding the compensation of our other executive officers, as described above.

These factors provide the framework for decision-making by the Committee with respect to the compensation of each of our named executive officers.

Base Salary

Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. Initially at the time of their hire, base salaries for each of our named executive officers were established based on arm’s-length negotiations between us and the executive. Our Committee reviews the base salaries of our named executive officers annually at the beginning of each year. When negotiating or reviewing base salaries, the Committee considers market competitiveness based on their experience, the executive’s expected future contribution to our success and the relative base salaries and responsibilities of our other executives. Based on such factors, the Committee set base salaries for our named executive officers as follows:

Name	2021 Base Salary ($)	2020 Base Salary ($)	Increase
Archie Black	523,000	523,000	-
Kimberly Nelson	385,000	374,000	3%
James Frome	400,000	374,000	7%
SPS COMMERCE, INC.	25	Proxy Statement for the 2022 Annual Meeting of Stockholders

Management Incentive Plan

Our named executive officers participate in our Management Incentive Plan, which provides them with an opportunity to receive a formula-based cash bonus. The formula-based bonus is intended to motivate our executives to achieve specific financial goals that will drive the growth and success of our business.

The formula-based bonus is based on a target bonus opportunity for each named executive officer established by the Committee at the beginning of each year. The Committee established the target bonus opportunity at an amount it believes is necessary to provide a competitive overall compensation package in light of each named executive officer’s base salary and to motivate our executives to achieve an aggressive level of growth. The amount of the formula-based bonus, if any, actually paid to executives after the end of the year is determined by a matrix approved by the Committee that takes into account our revenues and earnings before interest, taxes, depreciation and amortization and stock-based compensation, and other adjustments (“Adjusted EBITDA”).{A}

The formula-based bonus is based in part on revenues because, given the scalability of our current core business, the Committee believes revenue growth has the most significant impact on our financial results. The Committee also believes formula-based bonuses should be based in part on Adjusted EBITDA, because Adjusted EBITDA is a useful measure of our operating performance.

The matrix approved for 2021 provided that each executive would receive a percentage of his or her target formula-based bonus, between zero and 190%, based on our actual revenues and Adjusted EBITDA performance for the year.

The Committee had the discretion to adjust the pre-established thresholds for revenues and Adjusted EBITDA in the event we completed any acquisitions during the year. The Committee exercised such discretion for 2021 and adjusted thresholds for both revenue and Adjusted EBITDA to account for the impact of the Genius Central Systems Inc. acquisition.

The Committee approved the intervals for the matrix with the intent that achieving 100% of an executive’s target bonus will be a difficult but achievable goal in light of the prior year’s results of operations and anticipated growth for 2021. As a result of 2021 operating results, the formula-based bonus for each named executive officer was determined to be earned at 176% of the target amount. See below for the summary of the incentive factor thresholds, actual results, and corresponding earned incentive for 2021, paid in 2022:

Incentive Factors	Minimum Incentive Threshold (1)	Target Incentive Threshold	Maximum Incentive Threshold	Actual Results
Revenue	$363,100,000	$368,700,000	$374,300,000	$385,276,000
Adjusted EBITDA{A}	$101,200,000	$101,200,000	$108,200,000	$107,015,000

Party	Minimum Incentive (1)	Target Incentive	Maximum Incentive	Earned Incentive
Archie Black	$313,800	$523,000	$993,700	$920,480
Kimberly Nelson	$173,250	$288,750	$548,625	$508,200
James Frome	$240,000	$400,000	$760,000	$704,000

2021 Proportion of Target	60%	100%	190%	176%

(1)	If either the minimum revenue or Adjusted EBITDA threshold was not achieved, zero incentive would have been earned.

{A} Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

SPS COMMERCE, INC.	26	Proxy Statement for the 2022 Annual Meeting of Stockholders

Equity Awards

The equity awards granted to our named executive officers reflect the pay levels our Committee believes are appropriate relative to the market data, each executive’s individual performance, and maintaining an overall competitive compensation package. We believe equity awards are an important element of compensation because they provide our executives an ownership interest in our Company, which helps align their interests with those of other stockholders. In the future, we anticipate that equity compensation will remain a significant part of our executive compensation program and will continue to be granted on an annual basis to ensure a continued unvested equity component to the executive compensation package. When determining the size of the equity award for our named executive officers, our Committee considers the executive’s position and responsibilities, the equity holdings of our other executives, competitive market data, Chief Executive Officer recommendations for the other executives, and the anticipated future contribution the executive will make to our success. See below for the mix of equity awards types granted to our named executive officers.

Equity Award Type	2021 Average Equity Award Package Proportion	2020 Average Equity Award Package Proportion	Change
RSUs	46%	44%	2%
PSUs	54%	56%	-2%

The vesting of granted equity awards in the event of a termination or change in control is described in more detail below under “Potential Payments Upon Termination or Change in Control.”

RSUs

RSUs generally vest over four years and provide a strong retention component to the compensation program as they require the executives to maintain continuous employment with us in order for the awards to vest.

PSUs

PSUs are earned over a three-year performance period depending on the Company’s performance during such performance period and the award recipient’s continued employment. We believe PSUs further align our executives’ interests with those of our stockholders because the executives profit from PSUs only if certain performance goals are achieved.

The granted PSUs are earned contingent upon successful attainment of pre-determined total shareholder return (“TSR”) targets, relative to Russell 2000 companies (the “Index”) over the course of the applicable performance period. The Index was selected because it is a major, broad index of stocks of which we are a component and many members are similar in size to SPS. The three-year period was designed to provide a long term performance period to align management compensation with long term stockholder returns. The following table sets forth the TSR targets for PSUs granted to our named executive officers in 2019 – 2021:

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)

If the Company’s TSR is greater than the Index TSR but is negative, the percentage of PSUs earned is capped at 100%. If the comparison of the Company’s TSR against Index TSR falls between the levels specified in the above table, the corresponding PSUs earned will be determined by a linear interpolation.

SPS COMMERCE, INC.	27	Proxy Statement for the 2022 Annual Meeting of Stockholders

In early 2022, the Committee certified results for the 2019 – 2021 performance period for PSUs granted in 2019. Based on the Company’s TSR achieved relative to the Index TSR, the maximum threshold was achieved and the maximum shares vested in 2022. See below for the calculation of the earned PSUs.

Performance Period: 2019 – 2021
Company TSR	242%
Index TSR	58%
Company TSR in excess of Index TSR	184%
Percent of Target PSUs Earned	(maximum) 200%

The earned but unvested shares are included in the “Outstanding Equity Awards at Fiscal Year-End” Table.

Stock Ownership Guidelines

Under our stock ownership guidelines, our named executive officers are required to beneficially own the following shares of common stock relative to their annual base salary:

Name	Common Stock Ownership Requirement Relative to Base Salary
Chief Executive Officer	3x
Other Executive Officers	1x

A named executive officer has five years from the date they become subject to the ownership guidelines to achieve compliance with the guidelines. Until a named executive officer has achieved compliance with the ownership guidelines, the individual must retain 50% of the net shares acquired upon exercise, vesting or settlement of any equity award. Each of our named executive officers was in compliance with our stock ownership guidelines as of March 21, 2022.

Other Compensation

Perquisites are not a material aspect of our executive compensation program. All of our full-time employees, including our named executive officers, are eligible to participate in our 401(k) plan. Participants can contribute up to 80% of their compensation, subject to the limits established by law, and we match 50% of the participants’ contribution up to the first 6% of pre-tax annual compensation. A portion of our match is in Company stock, which is purchased in the open market by our plan administrator and immediately deposited into the participants’ 401(k) account.

Severance and Change in Control Benefits

We have entered into employment agreements with each of our named executive officers that require us to provide certain payments and benefits to them in the event of a termination of employment and/or a change in control of the Company. We believe that these payments and benefits are necessary to attract and retain our executives to join our Company and that they are in the best interests of the Company and our stockholders because they help assure us that we will have the continued dedication and objectivity of our executives, notwithstanding the possibility or occurrence of a change in control.

Tax Implications

Under Section 162(m) of the Internal Revenue Code (the “Code”), compensation paid to our named executive officers in excess of $1 million is not deductible. The Committee believes that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards result in non-deductible compensation expenses to the Company. Also, our Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

SPS COMMERCE, INC.	28	Proxy Statement for the 2022 Annual Meeting of Stockholders

Compensation & Talent Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. We have recommended to the board of directors the inclusion of the Compensation Discussion and Analysis in the Company’s definitive proxy statement and incorporated by reference in the Company’s Annual Report on Form  10-K.

Compensation & Talent Committee of the Board of Directors of SPS Commerce, Inc.

Marty Reaume, Chair

Philip Soran

James Ramsey

SPS COMMERCE, INC.	29	Proxy Statement for the 2022 Annual Meeting of Stockholders

2021 Summary Compensation Table*

The following table provides information regarding the compensation paid to and earned by our named executive officers in 2021, 2020, and 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Archie Black	2021	523,000	—	5,241,434	—	920,480	8,550	6,693,464
Chief Executive Officer and	2020	523,000	—	3,892,234	—	387,020	8,550	4,810,804
President(3)	2019	495,000	—	2,015,896	600,024	542,900	8,400	3,662,220

Kimberly Nelson	2021	385,000	—	2,821,974	—	508,200	8,700	3,723,874
Executive Vice President and	2020	374,000	—	1,658,387	—	207,940	8,550	2,248,877
Chief Financial Officer	2019	345,000	—	1,028,762	306,259	317,200	8,400	2,005,621

James Frome	2021	400,000	—	2,821,974	—	704,000	8,700	3,934,674
Executive Vice President and	2020	374,000	—	1,658,387	—	276,760	8,550	2,317,697
Chief Operating Officer(3)	2019	360,000	—	1,175,712	350,005	329,400	8,400	2,223,517

(1)

Represents the grant date fair value of the stock and option awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for our equity awards for financial reporting purposes, refer to Note A and Note L to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 22, 2022. The grant date fair value of the stock-based awards granted in 2021 are as follows:

Name	RSUs ($)	PSUs ($){A}	Total ($)
Archie Black	2,388,495	2,852,939	5,241,434
Kimberly Nelson	1,285,951	1,536,023	2,821,974
James Frome	1,285,951	1,536,023	2,821,974

{A} Represents the value of PSUs granted in 2021 at the target level. The maximum value of PSUs granted in 2021 for each named executive officer is as follows:

Name	Maximum PSUs ($)
Archie Black	5,705,878
Kimberly Nelson	3,072,045
James Frome	3,072,045

(2)	Represents matching contributions under our 401(k) plan.
(3)	Effective January 2022, Mr. Frome was appointed our President and remains our Chief Operating Officer; Mr. Black remains our Chief Executive Officer.
*	See the “Compensation Discussion and Analysis” above for a description of our executive compensation criteria necessary for an understanding of the information disclosed in this table.

SPS COMMERCE, INC.	30	Proxy Statement for the 2022 Annual Meeting of Stockholders

2021 Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers in 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Award: Number of Shares of Stock of Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Archie Black
Annual Cash Bonus (3)	—	12/9/2020	313,800	523,000	993,700	—	—	—	—	—
PSU Award (4)	1/4/2021	12/9/2020	—	—	—	8,516	21,289	42,578	—	2,852,939
RSU Award (5)	2/19/2021	12/9/2020	—	—	—	—	—	—	21,631	2,388,495
Kimberly Nelson
Annual Cash Bonus (3)	—	12/9/2020	173,250	288,750	548,625	—	—	—	—	—
PSU Award(4)	1/4/2021	12/9/2020	—	—	—	4,585	11,462	22,924	—	1,536,023
RSU Award(5)	2/19/2021	12/9/2020	—	—	—	—	—	—	11,646	1,285,951
James Frome
Annual Cash Bonus(3)	—	12/9/2020	240,000	400,000	760,000	—	—	—	—	—
PSU Award(4)	1/4/2021	12/9/2020	—	—	—	4,585	11,462	22,924	—	1,536,023
RSU Award(5)	2/19/2021	12/9/2020	—	—	—	—	—	—	11,646	1,285,951

(1)	Granted under our 2010 Equity Incentive Plan.
(2)

The grant date fair value was determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note A and Note L to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 22, 2022.

(3)

Amounts represent the range of annual cash incentives that could have been earned in 2021 under the 2021 Management Incentive Plan based on actual revenues and Adjusted EBITDA. The actual cash incentive bonus earned in 2021 is reported in the 2021 Summary Compensation Table.

(4)

Amounts represent the number of PSUs that may be earned at threshold, target, and maximum levels. The PSUs will be paid out in shares of our common stock. The number of PSUs that the executive officer will receive will be determined at the conclusion of the 2021 – 2023 performance period and will be dependent upon the Company’s achievement of TSR targets. The current estimated earned level for the 2021 grants, based on the TSR targets from grant date through December 31, 2021, is 174%.

(5)

The units vest as to one-fourth of the underlying units/shares on the first anniversary of the grant date, with the remaining underlying units/shares vesting in series of 36 equal monthly installments each month thereafter.

SPS COMMERCE, INC.	31	Proxy Statement for the 2022 Annual Meeting of Stockholders

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding the outstanding equity awards held by our named executive officers as of December 31, 2021. The unit, share, and per share amounts included in the table reflect our two-for-one stock split effective August 22, 2019.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/Sh)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested ($)(3)
Archie Black	2/13/2018	61,972	2,696	27.34	2/13/2025	5/3/2018	916	130,393	-	-
	2/19/2019	24,424	10,058	54.54	2/19/2026	8/2/2018	916	130,393	-	-
						2/19/2019	-	-	22,004	3,132,269
						2/19/2019	6,418	913,602	-	-
						2/21/2020	-	-	80,852	11,509,282
						2/21/2020	14,599	2,078,168	-	-
						1/4/2021	-	-	37,043	5,273,071
						2/19/2021	21,631	3,079,173	-	-
Kimberly Nelson	2/14/2017	32,130	-	27.85	2/14/2024	2/13/2018	934	132,955	-	-
	2/13/2018	31,632	1,376	27.34	2/13/2025	2/19/2019	-	-	11,228	1,598,306
	2/19/2019	12,466	5,134	54.54	2/19/2026	2/19/2019	3,276	466,339	-	-
						2/21/2020	-	-	28,834	4,104,520
						2/21/2020	7,810	1,111,754	-	-
						1/4/2021	-	-	19,944	2,839,028
						2/19/2021	11,646	1,657,808	-	-
James Frome	2/13/2018	7,860	1,572	27.34	2/13/2025	2/13/2018	1,068	152,030	-	-
	2/19/2019	4,190	5,868	54.54	2/19/2026	2/19/2019	-	-	12,832	1,826,635
						2/19/2019	3,744	532,958	-	-
						2/21/2020	-	-	28,834	4,104,520
						2/21/2020	7,810	1,111,754	-	-
						1/4/2021	-	-	19,944	2,839,028
						2/19/2021	11,646	1,657,808	-	-
(1)	Options vest as to one-fourth of the shares on the first anniversary of the grant date, with, the remaining shares vesting in a series of 36 equal monthly installments each month thereafter.
(2)

The units vest as to one-fourth of the underlying units/shares on the first anniversary of the grant date, with the remaining underlying units/shares vesting in series of 36 equal monthly installments each month thereafter.

(3)	Market values are calculated using the year end closing sale price of a share of our common stock on the Nasdaq Global Market, which was $142.35.
(4)

The PSUs granted in 2019, 2020, and 2021 are earned in accordance with the successful attainment of pre-determined TSR targets relative to the Index over a three-year performance period ending in 2021, 2022, and 2023, respectively, and vest in the year subsequent to the end of the performance period upon certification by the Compensation & Talent Committee. The PSUs granted in 2019 are reported at the earned number of units, the maximum amount, due to the attainment of the maximum TSR target over the completed performance period, as discussed above under “Compensation Discussion and Analysis - Equity Awards”. The PSUs granted in 2020 and 2021 are reported at the estimated earned levels based on the respective levels of TSR targets from grant date through December 31, 2021, 200% and 174%, respectively, as the performance period has not concluded as of December 31, 2021.

SPS COMMERCE, INC.	32	Proxy Statement for the 2022 Annual Meeting of Stockholders

2021 Options Exercised and Stock Vested Table

The following table sets forth certain information regarding stock option exercises and stock awards vested by our named executive officers during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(2)(3)
Archie Black	51,052	5,759,906	74,962	8,153,475
Kimberly Nelson	68,416	6,649,171	38,335	4,171,859
James Frome	44,470	3,016,353	42,749	4,645,656

(1)

Reflects the aggregate value realized on exercise by multiplying (a) the difference between (i) the market price of our common stock on the exercise date and (ii) the per share exercise price, by (b) the number of shares of our common stock acquired on exercise.

(2)

Reflects the aggregate value realized by multiplying (a) the number of shares of our common stock vested by (b) the fair market value of our common stock of a share of our common stock on the vesting date.

(3)	The stock awards that vested in 2021 were as follows:
Name	RSUs (#)	RSUs ($)	PSUs (#){A}	PSUs ($){A}
Archie Black	31,072	3,635,438	43,890	4,518,037
Kimberly Nelson	15,933	1,865,797	22,402	2,306,062
James Frome	17,147	2,010,186	25,602	2,635,470

{A} In 2021, the Committee certified results for the 2018 – 2020 performance period for PSUs granted in 2018. Based on Company TSR achieved relative to the Index TSR, the maximum threshold was achieved and the maximum shares vested in 2021. See below for the calculation of the earned PSUs.

Company TSR as Compared to Index TSR	Percent of Target PSUs Earned
Company TSR is less than Index TSR	0%
Company TSR is equal to Index TSR	50%
Company TSR is 5 percentage points greater than Index TSR	100%
Company TSR is 25 percentage points greater than Index TSR	200%

Performance Period: 2018 – 2020
Company TSR	326%
Index TSR	27%
Company TSR in excess of Index TSR	299%
Percent of Target PSUs Earned	(maximum) 200%%

Pension Benefits

We do not offer pension benefits to our named executive officers.

Non-Qualified Deferred Compensation

We do not offer non-qualified deferred compensation to our named executive officers.

Employment Agreements

We have employment agreements with our named executive officers that include severance and change in control components. Additionally, we have confidentiality and non-competition agreements with each of these executive officers requiring the executive officers not to disclose our confidential information at any time. The agreements also require the executive officers not to compete with us or solicit our employees to engage in other employment during the term of their employment with us and for one year thereafter.

SPS COMMERCE, INC.	33	Proxy Statement for the 2022 Annual Meeting of Stockholders

The employment agreements with our named executive officers address various termination of employment and change in control scenarios. Payment of amounts under these circumstances is subject to certain conditions and limitations, including that the executive officer must execute a release of claims against us. The terms of potential payments under these agreements upon a termination of employment or change in control are summarized below under “Potential Payments Upon Termination or Change-in-Control.”

Potential Payments Upon Termination or Change in Control

We have entered into various agreements that will require us to provide certain payments and benefits to our named executive officers in the event of certain specified termination of employment, including a termination of employment in connection with a change in control of the company. All payments and benefits noted below are conditional upon the execution of release and continued compliance with confidentiality agreements.

For these purposes, the following terms are defined:

•

“Change in Control” includes (i) any person’s acquisition of beneficial ownership of 50% or more of our outstanding common stock; (ii) a failure to have a majority of our board of directors be people for whose election our board solicited proxies; (iii) approval by our stockholders of a reorganization, merger or consolidation, unless our stockholders immediately prior to the transaction own more than 50% of the voting power of the corporation resulting from the transaction; or (iv) approval by our stockholders of the disposition of all or substantially all of our assets.

•	“Change in Control Period” means the period starting three months immediately before a Change in Control and continuing for 12 months immediately following a Change in Control.
•

“Cause” for termination exists upon (i) failure by the named executive officer to cure his or her material breach of the terms of a non-competition/non-solicitation agreement between us and the officer within 30 days of receipt of written notice of breach from us; (ii) gross negligence or willful misconduct by the officer; (iii) conviction of the officer of a crime involving moral turpitude or any felony; (iv) willful violation of instructions from our board of directors or Chief Executive Officer; or (v) fraud, embezzlement, theft or proven dishonesty against us.

•

“Good Reason” is defined to mean the occurrence of any of the following events, in each case without the named executive officer’s consent: (i) a reduction of 10% of more in Employee’s base salary or annual bonus opportunity, (ii) a material reduction in the named executive officer’s employment responsibilities, including a reduction in title or the Company no longer a reporting company under the Securities Exchange Act of 1934, (iii) a material reduction in the executive officer’s employment responsibilities, or (iii) a relocation of the executive officer’s primary work location by more than 30 miles.

Termination without Cause or Resignation for Good Reason Outside of Change in Control Period

Mr. Black

The employment agreement with Mr. Black provides that if we terminate Mr. Black without cause, or if he terminates his employment with us for good reason, we will pay or provide to him:

•	12 months of then-current base salary over a 12-month period in accordance with our regular payroll practices; and
•	12 months of continued payment of health insurance premiums.

Other Named Executive Officers

The employment agreements with each of our other named executive officers provide that if we terminate the named executive officer’s employment without cause, we will pay or provide to the executive officer:

•	12 months of then-current base salary over a 12-month period in accordance with our normal payroll practices;
•

A lump-sum payment equal to 100% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination); and

SPS COMMERCE, INC.	34	Proxy Statement for the 2022 Annual Meeting of Stockholders

•	12 months of continued payment of health insurance premiums.

If the executive officer resigns for good reason, we will pay the executive officer:

•	Six months of then-current base salary over a six-month period in accordance with our normal payroll practices; and
•

A lump-sum payment equal to 50% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination).

•	Six months of continued payment of health insurance premiums.

Termination without Cause or Resignation for Good Reason Inside of Change in Control Period

Mr. Black

The employment agreement with Mr. Black provides that if we terminate Mr. Black without cause, or if he resigns from employment with us for good reason, in either case within the Change in Control Period, we will pay or provide to him:

•	18 months of then-current base salary in accordance with our regular payroll practices;
•

A pro-rated portion of any target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination);

•	18 months of continued payment of health insurance premiums; and
•

Full vesting of all non-performance based non-vested and outstanding equity awards at the termination date, at the later of (a) his release become irrevocable or (b) the date of the Change in Control. PSUs vest in full at the target level.

Other Named Executive Officers

The employment agreements with each of our other named executive officers provide that if we terminate the named executive officer’s employment without cause, or the named executive officer resigns from employment for good reason, in either case within the Change in Control Period, we will pay or provide to the named executive officer:

•	12 months of then-current base salary over a 12-month period in accordance with our normal payroll practices;
•

A lump-sum payment equal to 100% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination);

•	12 months of continued payment of health insurance premiums; and
•

Full vesting of all non-performance based non-vested and outstanding equity awards at the termination date, at the later of (a) the employee’s release become irrevocable or (b) the date of the Change in Control. PSUs vest in full at the target level.

Retirement

Retirement provisions for the named executive officers in their agreements provide that if (a) the sum of the named executive officer’s age plus years of service as an employee of the Company is 78 or greater, (b) the named executive officer provides the requisite six months’ notice regarding retirement and (c) the named executive officer continues to provide full-time services for the Company through the period prior to retirement, then upon retirement:

•	All unvested equity awards with solely a service based vesting condition will become fully vested;
SPS COMMERCE, INC.	35	Proxy Statement for the 2022 Annual Meeting of Stockholders

•

All outstanding equity award with a performance goal over a performance period vesting condition will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned with continuous employment with the Company through the originally scheduled vesting dates; and

•

Exclusive to Mr. Black, he shall receive a pro-rated portion of any target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination).

Change in Control without Termination or Resignation

Generally, option agreements and RSU agreements executed pursuant to our 2010 Equity Incentive Plan provide that in the event of a sale of all or substantially all of our assets or a merger, consolidation or share exchange involving our company, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2010 Equity Incentive Plan. If awards granted to any participant are not continued, assumed or replaced, the administrator may provide for the surrender of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award less the aggregate exercise price (if any) of the award. In the event of a change in control (as defined in the 2010 Equity Incentive Plan) of the company that does not involve a merger, consolidation, share exchange or sale of all or substantially all of our company’s assets, the plan administrator, in its discretion, may provide that any outstanding award will become fully vested and exercisable upon the change in control or that any outstanding award will be surrendered in exchange for payment to the holder of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

The PSU agreements executed pursuant to our 2010 Equity Incentive Plan provide that in the event a change in control of the company occurs prior to the scheduled vesting date of a PSU award and the named executive continues serving until the date of the change in control, the applicable performance period will be truncated and will end as of the end of the company’s most recently completed fiscal quarter prior to the date of the change in control and the executive will be entitled to have vest as of the date of the change in control the number of PSUs that are determined to have been earned based on actual performance against the performance goal specified in the agreement over the truncated performance period. The PSU award agreements provide that the preceding determination of the number of PSUs to be paid out upon a change in control shall be deemed to satisfy any applicable change in control acceleration provisions contained in the executive officer’s employment or severance agreements.

SPS COMMERCE, INC.	36	Proxy Statement for the 2022 Annual Meeting of Stockholders

Potential Payments Schedule

The following table lists the potential payments and benefits upon a termination of employment or change in control of the Company for our named executive officers. The tables assume the triggering event for the payments or provision of benefits occurred on December 31, 2021, the last day of our last completed fiscal year. Amounts in the table for the acceleration of unvested stock options are calculated based on the number of shares of our common stock subject to accelerated stock options multiplied by the difference between the closing price for a share of our common stock on the Nasdaq Global Market on the last trading day of our last completed fiscal year, and the per share exercise price. The amounts in the table for the acceleration of RSUs and PSUs are determined by multiplying the number of accelerated units by the closing price for our common stock on December 31, 2021.

	Retirement ($)(4)	Involuntary Termination Without Cause Outside of the Change in Control Period ($)	Resignation For Good Reason Outside of the Change in Control Period ($)	Involuntary Termination Without Cause or Resignation For Good Reason During the Change in Control Period ($)	Change in Control (No Termination or Resignation) ($)
Archie Black
Salary/Bonus	523,000	523,000	523,000	1,307,500	-
Health Benefits (1)	-	12,247	12,247	18,371	-
Value of Accelerated RSUs	6,331,728	-	-	6,331,728	6,331,728
Value of Accelerated Options	1,193,260	-	-	1,193,260	1,193,260
Value of Accelerated PSUs (2)(3)	19,914,623	-	-	19,914,623	19,914,623
Total	27,962,611	535,247	535,247	28,765,482	27,439,611

Kimberly Nelson
Salary/Bonus	-	673,750	336,875	673,750	-
Health Benefits (1)	-	12,247	6,124	12,247	-
Value of Accelerated RSUs	-	-	-	3,368,855	3,368,855
Value of Accelerated Options	-	-	-	609,070	609,070
Value of Accelerated PSUs (2)(3)	-	-	-	8,541,854	8,541,854
Total	-	685,997	342,999	13,205,776	12,519,779

James Frome
Salary/Bonus	-	800,000	400,000	800,000	-
Health Benefits (1)	-	12,247	6,124	12,247	-
Value of Accelerated RSUs	3,454,550	-	-	3,454,550	3,454,550
Value of Accelerated Options	696,065	-	-	696,065	696,065
Value of Accelerated PSUs (2)(3)	8,770,184	-	-	8,770,184	8,770,184
Total	12,920,799	812,247	406,124	13,733,046	12,920,799

(1)	The amounts for health benefits were determined via employer paid health and dental benefits incurred in 2021 for the named executive.
(2)

Upon retirement, outstanding PSUs will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned if the grantee remained continuously employed by the Company through the originally scheduled vesting dates. Because these performance determinations cannot be made until after December 31, 2021, the amount included in the Retirement column reflects the value of estimated performance level at December 31, 2021.

SPS COMMERCE, INC.	37	Proxy Statement for the 2022 Annual Meeting of Stockholders

(3)

Upon a change in control, the PSU performance period for outstanding PSUs will be truncated and will end as of the end of the Company’s most recently completed fiscal quarter prior to the date of change in control. Vesting will be as of the date of change in control and based on actual performance over the truncated performance period. The amount noted in the Change in Control (No Termination or Resignation) column reflects the value of the outstanding PSUs based on an estimated performance level at December 31, 2021.

(4)

Named executive officers become retirement eligible when the sum of the executive officer’s age plus years of service as an employee of the Company is 78. Each of our executive officer’s age and years and service as of December 31, 2021 was as follows:

Name	Age	Years of Service	Total
Archie Black	59	23	82
Kimberly Nelson	54	14	68
James Frome	57	21	78

CEO Pay Ratio

We are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Archie Black, our Chief Executive Officer (our “CEO”), for 2021:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $86,682; and
•	the annual total compensation of our CEO, as reported in the 2021 Summary Compensation Table was $6,693,464.

Based on this information for 2021, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of our employees was 77:1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

In 2021, we identified our median employee based on the total cash and equity compensation paid during 2021 to all 1,916 members of our workforce (including full-time, part-time and temporary employees as well as certain independent contractors), other than our CEO, who were employed on December 31, 2021. For purposes of determining the total cash and equity compensation of each employee, we included the contractual amount of annual base salary, the annual target bonus and commission cash incentives, and the grant date fair value of equity awards granted in 2021. We did not include any adjustments for the value of benefits provided.

We determined the median employee’s total compensation for 2021, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the 2021 Summary Compensation Table disclosed above. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the 2021 Summary Compensation Table.

SPS COMMERCE, INC.	38	Proxy Statement for the 2022 Annual Meeting of Stockholders

Audit Committee report and payment of fees to our independent auditor

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of our consolidated financial statements. The consolidated financial statements of SPS Commerce, Inc. for the year ended December 31, 2021 were audited by KPMG, our independent auditor.

As part of its activities, the Audit Committee has:

1.	Reviewed and discussed the Company’s audited consolidated financial statements with management and the independent auditor;
2.	Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.

Received the written disclosure(s) and letter(s) from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the Company’s system of internal controls and financial reporting process. KPMG is responsible for performing an independent audit of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the PCAOB and for issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of KPMG with respect to the consolidated financial statements, and relying thereon, we have recommended to the board of directors the inclusion of the audited consolidated financial statements in SPS Commerce, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Audit Committee of the Board of Directors of SPS Commerce, Inc.

Sven Wehrwein, Chair

Philip Soran

Anne Sempowski Ward

Auditor Fees

KPMG has served as our independent auditor since June 2013. The following table presents fees for professional audit services rendered by KPMG in the past two years.

	2021	2020
Audit Fees(1)	$750,400	$733,600
Audit-Related Fees(2)	40,000	35,000
Tax Fees(3)	194,000	168,500
Total	$984,400	$937,100

(1)

Audit Fees consist of fees for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements, the review of financial information included in our filings with the SEC (including our common stock offerings) and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for the audit of our employee benefit plan.
(3)	Tax Fees consist of the aggregate fees for professional services rendered for transfer pricing, tax compliance, tax advice and tax planning.
SPS COMMERCE, INC.	39	Proxy Statement for the 2022 Annual Meeting of Stockholders

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and tax and other services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which may delegate authority to grant such pre-approvals during the year to one or more independent members of the Audit Committee. Any pre-approvals granted pursuant to delegated authority must be reported to the Audit Committee at its next regular meeting.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

SPS COMMERCE, INC.	40	Proxy Statement for the 2022 Annual Meeting of Stockholders

item 2 – ratification of selection of independent auditor

The Audit Committee has selected KPMG to serve as our independent auditor for the year ending December 31, 2022. While it is not required to do so, our board of directors is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

The board of directors recommends that you vote FOR ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. and our subsidiaries for the year ending December 31, 2022. Proxies will be voted FOR ratification of this selection unless otherwise specified.

SPS COMMERCE, INC.	41	Proxy Statement for the 2022 Annual Meeting of Stockholders

ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement (a “Say-on-Pay” vote). As described in the Compensation Discussion and Analysis, we have designed the compensation arrangements for our named executive officers to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. During 2021, our compensation primarily consisted of base salary, annual cash incentive awards, RSU awards and PSU awards, which helps align the incentives of our named executive officers with the interests of our stockholders.

We ask our stockholders to cast an advisory vote on our executive compensation program at each annual meeting. As a result, we are presenting this proposal, which gives you, as a stockholder, the opportunity to endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the stockholders approve the compensation of the SPS Commerce, Inc. named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2021 proxy statement.”

The Compensation & Talent Committee believes that the executive compensation for 2021 is reasonable and appropriate, is justified by our performance, and is the result of a carefully considered approach. In deciding how to vote on this proposal, the board of directors asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis of this proxy statement.

Because your vote is advisory, it will not be binding on the board of directors or the Compensation & Talent Committee and will not overrule any decision by the board or the Compensation & Talent Committee or require the board or the committee to take any action. However, the board of directors and the Compensation & Talent Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. The board of directors and the Compensation & Talent Committee consider constructive feedback obtained through this process in making future decisions about our executive compensation program. We currently hold our Say-on-Pay vote every year so the next advisory vote on the compensation of our named executive officers will occur at our 2023 Annual Meeting of Stockholders. The next advisory vote regarding the frequency of future Say-on-Pay votes will occur at our 2025 Annual Meeting of Stockholders.

The board of directors, upon recommendation of the Compensation & Talent Committee, unanimously recommends a vote “FOR” approval of the compensation of our named executive officers.

SPS COMMERCE, INC.	42	Proxy Statement for the 2022 Annual Meeting of Stockholders

Security ownership

Beneficial Ownership of Directors, Nominees, Executive Officers and Beneficial Owners of More than Five Percent of Our Common Stock

The following table shows how many shares of our common stock were beneficially owned as of March 21, 2022 by each of the persons known by us to be beneficial owners of more than 5% of our common stock, our directors, the director nominees and the executive officers named in the 2021 Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group.

Name of Beneficial Owner(s)	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of the Record Date		Total Beneficial Ownership	Percentage of Outstanding Shares
Executive Officers and Directors:
Archie Black	3,618	(1)	97,096	(2)	100,714	*
James Frome	4,056	(3)	18,149	(2)	22,205	*
Kimberly Nelson	98,128	(4)	81,769	(2)	179,897	*
James Ramsey	—		32,542		32,542	*
Marty Reaume	—		29,520		29,520	*
Tami Reller	—		45,684		45,684	*
Philip Soran	—		32,542		32,542	*
Anne Sempowski Ward	—		5,477		5,477	*
Sven Wehrwein	16,612		11,362	(5)	27,974	*
All directors, director nominees, and executive officers as a group (9 persons)	122,414	(6)	354,141		476,555	1.3%

Other beneficial owners:
BlackRock, Inc.	5,712,611	(7)	—		5,712,611	15.8%
The Vanguard Group	3,932,716	(8)	—		3,932,716	10.9%
Neuberger Berman Group LLC	2,117,798	(9)	—		2,117,798	5.9%
Conestoga Capital Advisors, LLC	1,886,914	(10)	—		1,886,914	5.2%

*	Less than one percent

Persons have sole voting and investment power and the address for each director or officer listed in the table is c/o SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402

Percentage ownership of our common stock in the table is based on 36,134,861 shares of our common stock issued and outstanding.

(1)	Includes 1,600 shares owned by Mr. Black’s sons and 374 shares held in trust pursuant to our 401(k) plan.
(2)	Includes 1,470, 811, and 777 shares for Messrs. Black and Frome and Ms. Nelson, respectively, of restricted stock that have vested but have not been settled as of the date of the table.
(3)	Includes 372 shares held in trust pursuant to our 401(k) plan.
(4)	Includes 372 shares held in trust pursuant to our 401(k) plan.
(5)	Includes 234 shares from vested but not settled deferred stock units as of the date of the table.
(6)	Includes the indirect holdings included in footnotes 1-5.
SPS COMMERCE, INC.	43	Proxy Statement for the 2022 Annual Meeting of Stockholders

(7)

The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by BlackRock, Inc. on January 28, 2022, and reflects beneficial ownership as of December 31, 2021. BlackRock, Inc. has sole voting power as to 5,642,020 shares and sole dispositive power as to 5,712,611 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(8)

The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by The Vanguard Group on February 10, 2022, and reflects beneficial ownership as of December 31, 2021. The Vanguard Group has shared voting power as to 68,366 shares, sole dispositive power as to 3,832,740 shares and shared dispositive power as to 99,976 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Holdings includes various subsidiaries, none of which individually own 5% or greater of our shares.

(9)

The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by Neuberger Berman Group, LLC on February 11, 2022, and reflects beneficial ownership as of December 31, 2021. Neuberger Berman Group, LLC has shared voting power as to 2,095,687 and shared dispositive power as to 2,117,798 shares. The address for Neuberger Berman Group, LLC is 1290 Avenue of the Americas, New York, NY 10104.

(10)

The number of shares indicated is based on information reported to the SEC in a Schedule 13G /A filed by Conestoga Capital Advisors, LLC on January 10, 2022, and reflects beneficial ownership as of December 31, 2021. Conestoga Capital Advisors, LLC has sole voting power as to 1,808,439 shares and sole dispositive power as to 1,886,914 shares. The address for Conestoga Capital Advisors, LLC is 550 E. Swedesford Rd., Ste 120, Wayne, PA 19087.

SPS COMMERCE, INC.	44	Proxy Statement for the 2022 Annual Meeting of Stockholders

certain relationships and

related transactions

Transactions with Related Persons

Transactions or a series of similar transactions, to which we were a party or will be a party, are considered a related party transaction if:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

During 2021, we did not have any such related party transactions.

Director Indemnification Agreements

We entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Policy for Approval of Related Person Transactions

The board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy requires that any executive officer requesting to enter into a transaction with a “related person” generally must promptly disclose to our Audit Committee the related person transaction and all material facts with respect thereto. In reviewing a transaction, our Audit Committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) opportunity costs of alternate transactions and (4) the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. Our Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our Company and stockholders and the terms of the transaction are fair to our Company. No related person transaction will be consummated without the approval or ratification of our Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest. Under our related person policy, a “related person” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related person transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve less than $120,000 in a fiscal year.

SPS COMMERCE, INC.	45	Proxy Statement for the 2022 Annual Meeting of Stockholders

OTher information

Delinquent Section 16(a) Reports

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership of our securities and reports of changes in ownership with the SEC. Based on a review of Forms 3, 4 and 5 and on written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2021.

Stockholder Proposals for the 2023 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before December 5, 2022. The proposal should be addressed to the Company at the address listed above, attention to our Chief Financial Officer, and must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2023 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than January 17, 2023, and no later than February 16, 2023. Any notice given by or on behalf of a stockholder outside of the dates included in this paragraph and the preceding paragraph is considered untimely.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and 2021 Annual Report to Stockholders, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to the Company at the address listed below, attention to our Secretary, or call us at (612) 435-9400.

SPS Commerce, Inc.

333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Other Matters

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of SPS Commerce, Inc.

Archie Black
Chief Executive Officer

Dated: April 4, 2022

SPS COMMERCE, INC.	46	Proxy Statement for the 2022 Annual Meeting of Stockholders

Appendix A

RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

We provide investors with Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP measures provide useful information to management, our board of directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA is also used for purposes of determining executive and senior management compensation.

Adjusted EBITDA, which is a non-GAAP measure of financial performance, consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation. For the year ended December 31, 2021, other adjustments include disposals of cloud hosting arrangement implementation costs and accelerated tenant improvement benefit, which was incurred as part of executing a lease agreement. This tenant improvement adjustment was partially offset by accelerated depreciation, which is included within Depreciation and amortization of property and equipment and was also incurred as part of executing a lease agreement. For the year ended December 31, 2020, other adjustments included the expense impact from the disposals of certain capitalized internally developed software and cloud hosting arrangement implementation costs in addition to an earn-out liability fair value adjustment. The following table provides a reconciliation of net income to Adjusted EBITDA:

	Year Ended December 31,
(in thousands)	2021	2020
Net income	$44,597	$45,586
Income tax expense	8,944	7,094
Depreciation and amortization of property and equipment	14,788	13,127
Amortization of intangible assets	10,126	5,538
Stock-based compensation expense	27,574	18,936
Realized (gain) loss from foreign currency on cash and investments held	1,456	(1,753)
Investment income	(278)	(1,208)
Other	(192)	(326)
Adjusted EBITDA	$107,015	$86,994

Adjusted EBITDA Margin, which is a non-GAAP measure of financial performance, consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue. The following table provides a comparison of Margin to Adjusted EBITDA Margin:

	Year Ended December 31,
(in thousands, except Margin and Adjusted EBITDA Margin)	2021	2020
Revenue	$385,276	$312,630

Net income	44,597	45,586
Margin	12%	15%

Adjusted EBITDA	$107,015	$86,994
Adjusted EBITDA Margin	28%	28%

Non-GAAP income per share, which is a non-GAAP measure of financial performance, consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common stock outstanding during each period. For the year ended December 31, 2021, other adjustments include

SPS COMMERCE, INC.	A-1	Proxy Statement for the 2022 Annual Meeting of Stockholders

Appendix A

disposals of cloud hosting arrangement implementation costs and accelerated tenant improvement benefit, which was incurred as part of executing a lease agreement. This tenant improvement adjustment was partially offset by accelerated depreciation, which is included within Depreciation and amortization of property and equipment and was also incurred as part of executing a lease agreement. For the year ended December 31, 2020, other adjustments included the expense impact from the disposals of certain capitalized internally developed software and cloud hosting arrangement implementation costs in addition to an earn-out liability fair value adjustment.

To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

The following table provides a reconciliation of net income to non-GAAP income per share:

	Year Ended December 31,
(in thousands, except per share amounts)	2021	2020
Net income	$44,597	$45,586
Stock-based compensation expense	27,574	18,936
Amortization of intangible assets	10,126	5,538
Realized (gain) loss from foreign currency on cash and investments held	1,456	(1,753)
Other	(192)	(326)
Income tax effects of adjustments	(16,454)	(12,285)
Non-GAAP income	$67,107	$55,696
Shares used to compute non-GAAP income per share
Basic	35,928	35,226
Diluted	36,962	36,285
Non-GAAP income per share
Basic	$1.87	$1.58
Diluted	$1.82	$1.53

SPS COMMERCE, INC.	A-2	Proxy Statement for the 2022 Annual Meeting of Stockholders

  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com  D77767-P64574  SPS COMMERCE, INC.  Annual Meeting of Stockholders  May 17, 2022 8:00 AM CT  This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Archie Black and Kimberly Nelson, or either of them, as proxies, each with full power of  substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common  Stock of SPS Commerce, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held  at 8:00 AM CT on May 17, 2022 via live webcast at www.virtualshareholdermeeting.com/SPSC2022, and any adjournment or  postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors’ recommendations.  This proxy also serves to direct Fidelity Management Trust Company ("Fidelity"), as trustee of the SPS Commerce, Inc. 401(k)  Retirement Savings Plan (the "Plan"), with respect to shares of Common Stock of SPS Commerce, Inc. held in participant accounts  under the Plan. For any shares in the Plan for which Fidelity does not receive participant direction by 11:59 P.M. ET on May 13, 2022, Fidelity will not vote such shares.  Continued and to be signed on reverse side

w  SCAN TO   VIEW MATERIALS & VOTE  SPS COMMERCE, INC.  333 SOUTH SEVENTH STREET  SUITE 1000  MINNEAPOLIS, MN 55402  VOTE BY INTERNET   Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information.  Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Plan. Have your proxy card in hand when you access the  web site and follow the instructions to obtain your records and to create an electronic voting  instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/SPSC2022  You may attend the meeting via the Internet and vote during the meeting. Have the information  that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares  held in the Plan. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  D77766-P64574  SPS COMMERCE, INC.  The Board of Directors recommends you vote FOR the  following:  1. Election of Directors  Against  Abstain  For    Nominees:  The Board of Directors recommends you vote FOR  proposals 2 and 3.  For   Against  Abstain  !  !  !  !  !  !   1a. Archie Black  2. Ratification of the selection of KPMG LLP as the  independent auditor of SPS Commerce, Inc. for the fiscal  year ending December 31, 2022.  !  !  !   1b. James Ramsey  !  !  !  !  !  !   1c. Marty Reaume  3. Advisory approval of the compensation of the named  executive officers of SPS Commerce, Inc.  !  !  !   1d. Tami Reller  NOTE: Such other business as may properly come before the  meeting or any adjournment thereof.  !  !  !   1e. Philip Soran  !  !  !   1f. Anne Sempowski Ward  !  !  !   1g. Sven Wehrwein  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint  owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.